UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

230 Park Avenue

3rd Floor West

New York, NY 10169

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Harold Singleton III as a Class I Director

On January 21, 2022, the Board of Directors (the “Board”) of WisdomTree Investments, Inc. (the “Company”) appointed Harold Singleton III to serve as a Class I member of the Board, with an initial term expiring at the Company’s 2024 annual meeting of stockholders. The Board has determined that Mr. Singleton qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Mr. Singleton will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Mr. Singleton received 6,932 shares of restricted stock under the Company’s 2016 Equity Plan, which shares vest on the first anniversary of the grant date. The Company has entered into its standard director indemnification agreement with Mr. Singleton.

There are currently no arrangements or understandings between Mr. Singleton and any other person pursuant to which Mr. Singleton was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Singleton requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Singleton has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

Mr. Singleton, 59, an executive with more than 30 years in the investment management and financial services industry, was most recently Vice President, Managing Director/Head of Manager Selection and Portfolio Construction of Lincoln Financial Group (NYSE: LNC), which operates multiple insurance and retirement businesses, from March 2016 to December 2021, and previously Vice President/Head of Client Portfolio Management from July 2014 to March 2016. He served as an independent director and member of the Investment Committee of The Vantagepoint Funds from October 2013 to July 2014, and prior to that, he held multiple investment management roles at PineBridge Investments (formerly AIG Investments) from January 2007 to May 2012, most recently as Managing Director/Head of Asset Management Companies and Global Head of Retail and Intermediary Sales. Mr. Singleton also served as Chairman of PineBridge East Africa and PineBridge Taiwan. His investment management career also includes multiple equity portfolio management and analyst positions at well-known firms, including UBS Global Asset Management from June 2003 to December 2006, Metropolitan West Capital Management from September 2000 to June 2003, and Brinson Partners from December 1996 to September 2000, prior to its acquisition by UBS Global Asset Management. Mr. Singleton serves on the Urban League of Philadelphia Board of Directors and as Chair of the Investment Committee of the Executive Leadership Council, an organization dedicated to the development of global black leaders. He received his B.S. in Chemical Engineering from the Illinois Institute of Technology, where he is a member of the Executive Committee and chairs the Investment Committee of its Board of Trustees, and an M.B.A. in Finance from the University of Chicago. Mr. Singleton is a Chartered Financial Analyst.

A copy of the press release containing information about Mr. Singleton’s appointment is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated January 23, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: January 24, 2022	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer and Secretary

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